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                                                                    EXHIBIT 24.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (file Nos. 33-89582, 333-07003, 333-16209, 333-30727 and
333-52551). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1998.



                                                             ARTHUR ANDERSEN LLP


Boston, Massachusetts
March 3, 1999